SARATOGA RESOURCES, INC.
                                   EXHIBIT 21

                         Subsidiaries of the Registrant


Each  of  the  following  corporations  is a  wholly  owned  subsidiary  of  the
Registrant:

         1.       Lobo Operating, Inc., a Texas Corporation.

         2.       Lobo Energy, Inc., a Texas Corporation.